EXHIBIT 5

Form of Lock-Up Agreement

___________ ___, 2013

UBS Securities LLC
Barclays Capital Inc.
as Managing Underwriters (the “Representatives”)
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), each selling stockholder named therein (the “Selling Stockholders”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of ordinary shares, par value $.001 per share, of Holdings (the “Ordinary Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Ordinary Shares, any other securities of Holdings that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

[to be included only for executive officers other than the CEO:

Notwithstanding the foregoing, the undersigned may transfer (including through a 10b5-1 plan), without limitation by this Lock-Up Agreement and without the prior written consent of the Representatives, a number of Ordinary Shares equal to ten percent (10%) of the undersigned’s Ordinary Shares, such ten percent (10%) to be calculated:

(i) as of the date hereof;

(ii) assuming that all options to acquire Ordinary Shares granted to the undersigned by Holdings pursuant to Holdings’ long-term incentive plan have been exercised;

(iii) assuming that the undersigned has exchanged all of his or her Management NCL Corporation Units (as such term is defined in the Registration Statement (as defined in the Underwriting Agreement)) for Ordinary Shares; and

(iv) assuming that all Lock-Up Securities held by the undersigned have fully vested;

provided that the undersigned shall use commercially reasonable efforts to provide written notification of any such disposition to UBS Securities LLC (“UBS”) and Barclays Capital Inc. (“Barclays”) at least twenty-four (24) hours prior to the filing of Form 4 relating to such disposition in accordance with Section 16 of the Exchange Act.]

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities (i) in connection with the disposition of any Lock-Up Securities acquired, after the completion of the Offering, by the undersigned in open market transactions, provided that no filing or public disclosure, reporting any sale, transfer or other disposition of Lock-Up Securities or any reduction in beneficial ownership of Ordinary Shares, shall be required under the Exchange Act, or shall be voluntarily made, during the Lock-Up Period in connection with any disposition pursuant to this clause (i), (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of the Representatives, (v) by will or intestate succession, provided that the beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein, (vii) in connection with the forfeiture to Holdings of Ordinary Shares to cover tax withholding obligations upon the vesting of options and other equity based compensation granted to the undersigned pursuant to any employee stock option plan existing upon or prior to the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) ), (viii) as a transfer to Holdings in connection with the exercise of equity awards, in order to pay the exercise price thereof or the full or partial tax withholding obligations in connection therewith, (ix) to Holdings, pursuant to any right or obligation of Holdings to repurchase shares from the undersigned, or (x) if the undersigned is a corporation, partnership, limited liability company or similar entity, to the undersigned’s direct or indirect affiliates (as defined in Rule 12b-2 of the Exchange Act), including, without limitation its direct and indirect stockholders, members and partners and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned; provided that (1) such affiliate, partner, former partner, member, former member, subsidiary, investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned agrees to be bound in writing by the restrictions set forth herein, (2) such transfers are not required to be reported in any public report or filing with the Commission, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.  For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

[to be inserted for Lock-Up Agreement to be signed by the Selling Stockholders:] [Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Firm Shares or Additional Shares by any Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement.]

In addition, except as such as have already been exercised in connection with the Offering prior to the date hereof, the undersigned hereby waives, for the duration of the Lock-Up Period, any and all rights the undersigned may have to (x) require the filing of a registration statement with respect to the registration of Ordinary Shares (y) in connection with the Offering, require registration of Ordinary Shares, or (z) make any demand for, or exercise any right with respect to, any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase or subscribe for Ordinary Shares or any such securities,  provided that, notwithstanding anything to the contrary herein, nothing contained herein or otherwise shall restrict the undersigned’s right and ability to (x) exchange its Management NCL Corporation Units for Ordinary Shares or (y) exercise options to acquire Ordinary Shares.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to any transactions effected pursuant to a trading plan entered into by the undersigned that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Ordinary Shares, provided that such plan does not permit the transfer of any Ordinary Shares during the Lock-Up Period and entry into such plan does not require, under the Securities Act of 1933, as amended, or the Exchange Act, any filing (including, without limitation, any Form 144) to be made, and no such filing or other public disclosure of such plan is made, during the Lock-Up Period.

If (i) Holdings issues an earnings release or material news, or a material event relating to Holdings occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, Holdings announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that Holdings has agreed in the Underwriting Agreement that one of them will provide prior written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of Ordinary Shares.

The undersigned hereby authorizes Holdings and its transfer agent, during the Lock-Up Period, to decline a transfer of or to note stop transfer restrictions on the share register and other records relating to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder (to the extent any such transfer is in contravention of this Lock-Up Agreement); and, with respect to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize Holdings and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to such shares or other securities (to the extent any such transfer is in contravention of this Lock-Up Agreement).

If (i) the Selling Stockholders notify you in writing that they do not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (iv) the Underwriting Agreement has not been executed by the date that is thirty (30) days after the date hereof, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

_________________________________________________
Name: